Exhibit G(6)

GLOBAL CUSTODY AGREEMENT

BETWEEN

MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD.

AND

BROWN BROTHERS HARRIMAN & CO.

As of November 14, 2011

GLOBAL CUSTODY AGREEMENT

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GLOBAL CUSTODY AGREEMENT

TABLE OF CONTENTS

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GLOBAL CUSTODY AGREEMENT

This Agreement, dated as of November 14, 2011 is by and between Brown Brothers Harriman & Co. (“Bank” or “Custodian”), with a place of business at 40 Water Street, Boston, Massachusetts 02109; and MassMutual Select Cayman Global Allocation Fund I, Ltd., a Cayman Islands exempt limited company, with a place of business at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, (“Customer”).

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a) Customer hereby employs Bank as the Custodian of all assets of Customer which are delivered to and accepted by Bank or any Subcustodian, including Securities, Financial Assets and cash, and Bank hereby accepts such employment, pursuant to the terms and conditions set forth herein governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

(b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from Country Risk, as defined herein.

1.2	Definitions.

(a) As used herein, the following terms have the meaning hereinafter stated.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Advance(s)” means any extension of credit by or through Bank or by or through any Subcustodian and shall include, without limitation, amounts due to Bank as the principal counterparty to any foreign exchange transaction with Customer as described in Section 2.14 hereof, or paid to third parties for account of Customer or in discharge of any expense, tax or other item payable by Customer.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment manager of Customer) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank and its partners, officers, employees and agents to the extent acting in such capacity.

“Book-entry Agent(s)” means an entity acting as agent for the issuer of Financial Assets for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

“Business Day” means a day on which the New York Stock Exchange, or a successor exchange, is open.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the holder, but does not include proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market including the United States and including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency controls, restrictions, devaluations, revaluations or fluctuations; any act of war, terrorism, riot, insurrection or civil commotion; the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority; the confiscation, expropriation or nationalization of any Financial Assets by any Governmental Authority, whether de facto or de jure; imposition of taxes, levies or other charges affecting Financial Assets; any change in the Applicable Law; any other economic or political risk incurred or experienced; or market conditions affecting the orderly execution of securities transactions or the value of assets, and, in particular an Eligible Foreign Custodian’s use of an Eligible Securities Depository as defined in Rule 17f-7 adopted by the Securities and Exchange Commission (the “SEC”) under the 1940 Act (as amended from time to time, “Rule 17f-7”).

“Customer Indemnitees” means Customer and its trustees, directors, managers, officers, employees and agents to the extent acting in such capacity.

“Eligible Foreign Custodian” means an “Eligible Foreign Custodian” as defined in Sub-section (a)(1) of Rule 17f-5 adopted by the SEC under the 1940 Act (as amended from time to time, “Rule 17f-5”). In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means, as the context requires, either the asset itself or the means by which a person’s claim to it is evidenced, including but not limited to a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Foreign Financial Assets” means Financial Assets, including foreign currencies, for which the primary market is outside the United States and any cash and cash equivalents that are reasonably necessary to effect transactions in those Financial Assets.

“Institutional Clients” means U.S. registered investment companies, major U.S. commercial banks, insurance companies, pension funds or substantially similar financial institutions which as part of their ordinary business operations purchase or sell Financial Assets and make use of custodial services in the applicable jurisdiction or market.

“Instructions” means instructions which: (i) are received by Bank in writing or via Bank’s electronic instruction system, SWIFT, telephone, tested telex, facsimile or such other methods as are for the time being agreed by Customer (or an Authorized Person) and Bank; and (ii) Bank believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify, and is not incomplete or incorrect on its face.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable and appropriate attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means stocks, bonds, rights, warrants and OTC derivatives (including swap transactions, commodities and futures) and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. “Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

“Securities Depository” means:

(i) when referring to a securities depository located outside the U.S., an ‘Eligible Securities Depository’ which, in turn, shall have the same meaning as in Sub-section (b)(1)(i)-(vi) of Rule 17f-7, or that has otherwise been made exempt pursuant to an SEC exemptive order.

(ii) when referring to a securities depository located in the U.S. shall mean a securities depository as defined in SEC Rule 17f-4(a) adopted by the SEC under the 1940 Act.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

“Subcustodian” means the following:

(i) a ‘U.S. Bank’, which shall mean a U.S. bank as defined in Sub-section (a)(7) of Rule 17f-5 and which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act;

(ii) an Eligible Foreign Custodian; provided that for purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager, and that Subcustodian includes Affiliated Subcustodians.

(b) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa and the word “will” shall be read to mean “shall.”

2. WHAT BANK IS REQUIRED TO DO

2.1	Set Up Accounts.

(a) Bank will establish and maintain the following accounts (“Accounts”):

(i)	a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

(ii)	an account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank or its Subcustodian for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a Cash Account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

(b) At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

2.2	Cash Account.

(a) Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank in U.S. Dollars and in such other currencies as are the currencies of the countries in which Customer maintains Financial Assets or in such other currencies as Customer shall from time to time request by Instruction.

(b) Cash Accounts opened on the books of Bank (Principal Accounts) shall be opened in the name of Customer. Such accounts collectively shall be a deposit obligation of Bank and shall be subject to the terms of this Section 2.2. Cash Accounts opened for Customer on the books of a Subcustodian may be opened in the name of Customer or in the name of Bank for its customers generally (Agency Accounts). To the extent that an Agency Account is opened in the name of Customer, such deposits will be segregated by the Subcustodian from other cash accounts of Bank with that Subcustodian. Agency Account deposits shall be obligations of the Subcustodian and shall be treated as a Financial Asset of Customer. Accordingly, Bank shall be responsible for exercising reasonable care in the administration of Agency Accounts, but, subject to the Bank’s standard of care under this Agreement, shall not be liable for the repayment of Agency Accounts in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

(c) Bank shall make payments from or deposits to any of the Cash Accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to Customer’s Financial Assets, and otherwise in accordance with Instructions. Bank and its Subcustodians shall be required to credit amounts to the Cash Accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by Bank in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by Bank or any Subcustodian, all deposits shall be payable only at the branch of Bank or Subcustodian where the deposit is made or carried.

(d) Customer bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with Bank. Bank shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and, without limiting the Bank’s obligations as provided in Section 2.2(e), below,

Bank shall not be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither Bank nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either Bank or Subcustodian if such branch cannot repay the deposit due to a cause for which Bank would not be responsible in accordance with the terms of Section 7.2 of this Agreement unless Bank or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by Customer shall be for the account of Customer.

(e) If a delay shall have been caused by the negligence or willful misconduct of Bank in carrying out an Instruction to credit or transfer cash, Bank shall be liable to Customer: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by Bank on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. Bank shall not be liable for delays in carrying out Instructions to transfer cash which are not due to Bank’s own negligence or willful misconduct.

(f) In connection with the services provided hereunder, Bank is hereby directed to open Cash Accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on Customer’s behalf, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payments) or other administrative purposes on Customer’s behalf or on its behalf together with any other Customers (each an “Administrative Account”). Each such Administrative Account shall be subject to the terms and conditions of this Agreement and Customer shall be liable for the satisfaction of its own obligations in connection with each Administrative Account pursuant to the terms of this Agreement; provided however, Customer shall not be liable for the obligations of any other Customer thereunder.

2.3	Segregation of Assets; Nominee Name.

(a) Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer) and Bank shall segregate such Financial Assets from assets belonging to Bank and shall cause its Subcustodians to segregate such Financial Assets from assets belonging to the Subcustodian in an account held for Customer or in an account maintained by the Subcustodian generally for non-proprietary assets of Bank.

(b) To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets credited to Customer’s Securities Account belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c) Bank is authorized, in its discretion:

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Financial Assets in or deposit Financial Assets with any Securities Depository, settlement system or dematerialized book entry or similar systems as to which, in the case of a foreign Securities Depository, Bank has provided the analysis of custody risks contemplated by Section (a)(1)(i)(A) of Rule 17f-7 and not, after delivering a notice required by Section (a)(1)(i)(B) of Rule 17f-7, received Instructions from Customer to withdraw securities therefrom (a “Reported Depository”). Financial Assets held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and Bank or the Subcustodian, as the case may be, and (b) in an account for Customer or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Financial Assets in the Securities Depository; and

(iii)	to register in the name of Customer, Bank, a Subcustodian, or their respective nominees, such Financial Assets as are customarily held in registered form; provided, however, that if it is market practice in a country for Financial Assets customarily held in registered form to be registered in the name of a Reported Depository, Bank is authorized in its discretion to register such Financial Assets in the name of such Reported Depository or its nominee.

(d) Except with the specific instruction of Customer, Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts or in Customer’s name, as required by local market practice, and will accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.

(e) Bank shall not, except to the extent resulting from Bank’s failure to perform its duties in accordance with the standard of care set forth in Section 7.1(b), be responsible for (i) the safekeeping of Financial Assets not delivered or that are not caused to be issued to it or its Subcustodians; or, (ii) pre-existing faults or defects in Financial Assets that are delivered to Bank or its Subcustodians. Bank is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Financial Assets delivered to and accepted by Bank, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. Bank shall hold Financial Assets for the account of Customer and shall segregate Financial Assets from assets belonging to

Bank and shall cause its Subcustodians to segregate Financial Assets from assets belonging to the Subcustodian in an account held for Customer or in an account maintained by the Subcustodian generally for non-proprietary assets of Bank.

2.4	Settlement of Trades.

(a) When Bank receives an Instruction directing settlement of a transaction in (i.e., purchase or sale of) Financial Assets that includes all information reasonably required by Bank, Bank will use reasonable care and good faith to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with the rules of the applicable Securities Depository or otherwise in accordance with Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Financial Asset.

(b) Bank shall not deliver Financial Assets in advance of receipt or settlement of the expected consideration in cash, or by bank wire transfer, or by credit to the account of Bank, the applicable Subcustodian, or a Securities Depository (in accordance with the rules of such Securities Depository), or otherwise as required by Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Financial Asset, unless instructed to do so by Customer. In the case of the failure of Customer’s counterparty to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action; provided, however, that Bank will, and will cause each Subcustodian to, assist the Customer in collecting such amounts.

(c) Financial Assets purchased for the account of Customer shall be paid for (i) against delivery thereof to Bank or a Subcustodian, as the case may be, either directly or through a Securities Depository (in accordance with the rules of such Securities Depository), or (ii) otherwise as required by an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Financial Asset.

2.5	Settlement Procedures; Actual Settlement Date Accounting.

With respect to any sale or purchase transaction, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.6	Income Collection.

(a) Advance Credit. Bank will credit all interest and dividends and all other income and payments, including redemption proceeds on Financial Assets, whether paid in cash or in kind, as the same become payable and credit the same to the Cash Account, net of any taxes that are withheld by Bank or any third party. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

(b) Income Collection. Bank will use its diligent efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action; provided, however, that Bank shall not be responsible for: (a) the collection of amounts due and payable with respect to Financial Assets that are in default or (b) the collection of cash or share entitlements with respect to Financial Assets that are not registered in the name of Bank or its Subcustodians. Bank is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Financial Assets. With Bank’s prior written permission, which shall not be unreasonably withheld, Customer may use the name of Bank or a Subcustodian when necessary to commence and prosecute such legal proceedings to collect amounts due, and Bank will, and will cause each Subcustodian to, cooperate fully to assist Customer in collecting such amounts.

2.7	Certain Ministerial Acts.

(a) Until Bank receives Instructions to the contrary, Bank will:

(i)	present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title, or for transfer into the name of an entity allowable under Section 2.3; and for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

(b) Subject to Section 10.10, Bank may provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required by market practice for accounts of Institutional Clients in order to provide the services contemplated by this Agreement.

(c) Bank shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Financial Assets, except as otherwise directed by Instruction, and may make payments to itself or others for minor expenses of administering Financial Assets under this Agreement, provided that Customer shall have the right to request an accounting with respect to such expenses.

2.8	Corporate Actions

(a) Subject to the standard of reasonable care and good faith of Section 7.1(a), Bank will follow Corporate Actions through receipt of notices from issuers, from Subcustodians, and from Securities Depositories through receipt of notices published in industry publications and reported in reporting services. Bank will promptly notify Customer of any Corporate Action of which information is either received by it or a Subcustodian to the extent that Bank’s central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; provided, however, that Bank shall be presumed to have actual knowledge of information published by reporting services routinely used by Bank for informing itself of Corporate Actions; and provided, further, that Bank shall not be responsible for the completeness or accuracy of such information. Information relative to any pending Corporate Action made available to Customer via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by Bank. Bank does not commit, however, to provide information concerning Corporate Actions relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

(b) If an Authorized Person fails to provide Bank with Instructions prior to the deadline set by the Securities Depository with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.8 (a) with respect to that Corporate Action. If Customer provides Bank with Instructions with respect to any Corporate Action after the deadline set by Bank but before the deadline set by the Securities Depository, Bank shall use its diligent efforts to act on such Instructions. If Bank fails to act on complete Instructions provided by Customer prior to the deadline set by Bank with respect to any Corporate Action, Bank will be liable for Liabilities directly incurred by Customer.

Bank’s deadline for receipt of Instructions from Customer with respect to any Corporate Action shall not precede the deadline set by the Securities Depository by more than a commercially reasonable period of time. Unless Bank receives instructions from Customer to the contrary, Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action and credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any basis such that Customer is not allocated a higher proportion of the redeemed Financial Asset than it would on a pro rata basis.

(c) Notices of Corporate Actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized by such sources. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary provided by such sources and therefore does not guarantee its accuracy, completeness or timeliness. Bank agrees to promptly notify Customer of any inaccuracy or omission in such materials of which it obtains knowledge.

2.9	Proxies.

(a) As may be agreed upon between Customer and Bank, and subject to and upon the terms of this sub-section, Bank will monitor information regarding meetings of holders of Financial Assets in accordance with standard procedures as agreed between Bank and Customer and will promptly provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets (“Notifications”), and Bank will act in accordance with Customer’s Instructions in relation to such Notifications (“the active proxy voting service”). If meeting or proxy information is received by Bank too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

(b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c) Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank will not be obligated to provide further notice to Customer.

(d) Bank reserves the right to provide Notifications or parts thereof in the language received, but shall use commercially reasonable efforts to provide such Notifications in English in a timely manner. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

(e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service (“information”) are not the intellectual property of Customer. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service, and to the extent necessary to effectuate Customer’s voting.

(f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the “passive proxy voting service”). Bank shall in all events promptly send notices and proxy information it receives either to Customer or as directed by Customer.

(g) Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration,

(ii)	the pendency of conversion or another Corporate Action;

(iii)	Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian;

(iv)	Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(v)	local market regulations or practices, or restrictions by the issuer; and

(vi)	Bank may be required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

(h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive proxy voting services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.9.1	Class Actions Service.

Bank shall perform the services related to class actions as set forth in Appendix A hereto.

2.10	Statements and Information Available On-Line.

(a) Bank will send to Customer, or make available to Customer on-line or otherwise at Customer’s request, at times mutually agreed upon, formal statements of account in Bank’s standard format for each Account maintained by Customer with Bank, identifying the Financial Assets and cash held in each Account (each such statement a “Statement of Account”). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Upon receipt of a Statement of Account, Customer will promptly review and notify Bank of any errors or discrepancies. References in this Agreement to Statements of Account include Statements of Account in electronic form.

(b) Prices and other information obtained from non-affiliated third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

(c) Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to valuation differences by reason of prices used by Customer to value its Financial Assets and other causes beyond the reasonable control of Bank (i.e. interference or tampering by third parties or the acts and/or omissions of third parties not appointed by Bank).

2.11	Access to Bank’s Records.

Bank will allow Customer’s independent public accountants such access to the records of Bank relating to Financial Assets and cash as is required in connection with their examination of books and records pertaining to Customer’s affairs. Subject to any restrictions under Applicable Law as it relates to the Subcustodian, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian relating to Financial Assets and cash held in the Securities Account and/or Cash Account as may be required in connection with such examination. Bank shall also provide Customer and/or its independent public accounts with the most recent SAS-70 report concerning Bank’s accounting system, procedures for safeguarding securities and internal accounting controls, and such procedures, as well as the records of Bank relating to this Agreement, will be open to inspection at reasonable times to Customer and/or its independent public accountants. In addition, Bank shall also provide promptly upon request by Customer such reports as are publicly available regarding its financial strength.

2.12	Maintenance of Financial Assets at Subcustodian Locations.

(a) Unless Instructions require another location reasonably acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held in a Reported Depository. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 2 to this Agreement, as in effect from time to time.

(b) Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank or its Subcustodian. However, if Customer does instruct Bank to hold Financial Assets and/or cash with or register or record Financial Assets in the name of a person not chosen by Bank or its Subcustodian and Bank agrees to do so, except in a case in which registration or recording in the name of a person chosen by Bank or its Subcustodian would impose risks to Customer not present if registration or recordation were in a different name, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Financial Assets or cash so held, including, without limitation, services provided under Sections 2.7, 2.8, 2.9, and 8.2.

2.13	Taxes.

Bank will provide tax related services as provided in Section 8.2.

2.14	Foreign Exchange Transactions.

(a) To facilitate the administration of Customer’s trading and investment activity and pursuant to Instructions from Customer, Bank may as principal counterparty, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians or other third parties as directed by Customer. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

(b) Bank shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to Customer on the same basis it performs duties as agent for Customer with respect to any other of Customer’s Financial Assets. Accordingly, Bank shall only be responsible for delivering or receiving currency on behalf of Customer in respect of such contracts pursuant to Instructions. Bank shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. Bank (a) shall transmit (subject to sufficient availability) cash and Instructions to and from the currency broker or banking institution with which Customer has executed a foreign exchange contract or option and Bank shall be liable to Customer to the extent that Customer incurs damages, costs or expenses as a result of Bank’s failure to transmit such cash and Instructions, and (b) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by Bank and evidencing or relating to such foreign exchange transactions. Customer accepts full responsibility for its use of third-party foreign exchange dealers selected by Customer and for execution of the foreign exchange contracts and options and understands that Customer shall be responsible for any and all costs and interest charges which may be incurred by Customer or Bank as a result of the failure or delay of such third parties to deliver foreign exchange.

(c) Bank, as principal, may undertake such foreign exchange transactions with Customer as Bank and Customer may agree from time to time. In this event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, the transaction will be performed in accordance with the usual commercial terms of Bank. In the event that Customer defaults on the settlement of any such foreign exchange transaction with Bank, Customer shall be liable for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with Bank.

2.15	Compliance with Rule 17f-5.

(a) Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, as to those countries listed in Schedule 2 hereto (and as the same may be amended on notice to Customer from time to time), Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in Sub-section (a)(3) of Rule 17f-5, including for the purposes of: (i) selecting Eligible Foreign Custodians to hold Foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Sub-section (c)(2) of Rule 17f-5, (iii) monitoring such foreign custody arrangements (as set forth in Sub-section (c)(3) of Rule 17f-5), each concerning the safekeeping of Customer’s Foreign Financial Assets and cash in each of the countries as to which it acts as the Board’s delegate. Nothing herein shall require Bank to provide delegated or custodial services in any country, and there may from time to time be countries as to which Bank determines it will not provide delegation services. Notwithstanding this Section, Customer, its Investment Advisor or its other Authorized Person, may direct Bank to place and maintain Customer’s Foreign Financial Assets and cash with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which Bank will not provide delegation services. Customer confirms to Bank that Customer or its Investment Adviser has considered the prevailing Country Risks of which it has knowledge based on information made available to it by Bank and other potential risks as part of its continuing investment decision process

(b) In connection with the foregoing, Bank shall:

(i)	promptly advise Customer in writing of the placement of Customer’s Foreign Financial Assets and cash with an Eligible Foreign Custodian in connection with execution of this Agreement;

(ii)	provide written reports notifying Customer of the placement of Foreign Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer at least quarterly and more frequently as mutually agreed and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians;

(iii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Financial Assets and cash would exercise;

(iv)	in selecting an Eligible Foreign Custodian, first have determined that Foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Financial Assets and cash, including, without limitation, those factors set forth in Sub-section (c)(1)(i)-(iv) of Rule 17f-5. Bank shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it;

(v)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for Foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market;

(vi)	determine that the written contract with an Eligible Foreign Custodian contains the provisions set forth in Sub-section (c)(2)(i)(A)-(F) of Rule 17f-5, or, in lieu of any of all of the provisions set forth such Sub-section, other provisions that Bank determines will provide, in their entirety, the same or level of care and protection for the Foreign Financial Assets and cash as the provisions in such Sub-section, in their entirety; and

(vii)	have established a system to monitor the initial and continued appropriateness of maintaining Foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; provided, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Financial Assets and cash; provided, however, that if in the reasonable judgment of Bank, such withdrawal would require liquidation of any of Customer’s Foreign Financial Assets or would materially impair the liquidity, value or other investment characteristics of Customer’s Foreign Financial Assets and/or cash, it shall be the duty of Bank to provide information regarding the particular circumstances and to act only in accordance with Instructions of Customer or its Investment Advisor with respect to such liquidation or other withdrawal.

Subject to (b)(i)-(vii) above and the standards set forth herein and in Rule 17f-5, Bank is hereby authorized to place and maintain Foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank. The duties under this Section 2.15 shall apply only to Eligible Foreign Custodians selected by Bank and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Subsection (a) above.

(c) Bank represents to Customer that it is a U.S. Bank as defined in Sub-section (a)(7) of Rule 17f-5. Customer represents to Bank that based on information provided to it by Bank, Customer has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(d) Bank shall provide to Customer such information relating to Country Risk as is specified in Schedule 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information. Bank agrees to promptly notify Customer of any inaccuracy or omission in such information of which it obtains knowledge.

2.16	Compliance with Rule 17f-7.

(a) Bank shall have provided for consideration by Customer, prior to the placement of Customer’s Foreign Financial Assets and cash with any Eligible Securities Depository in connection with execution of this Agreement, an analysis (a “risk assessment”) of the custody risks associated with maintaining Customer’s Foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s Foreign Financial Assets and cash at such Depository). The risk assessment and any changes thereto shall be provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish.

In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s Foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

In conducting the aforementioned analysis, Bank shall consider factors relevant to custody risks, including but not limited to:

(i)	the depository’s expertise and market reputation;

(ii)	the quality of the depository’s services;

(iii)	the depository’s financial strength;

(iv)	insurance or indemnification arrangements;

(v)	the extent and quality of regulation and independent examination of the depository;

(vi)	the depository’s standing in published ratings;

(vii)	the depository’s internal controls and other procedures for safeguarding investments; and

(viii)	any related legal proceedings.

(b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.16(a) above.

(c) In performing its duties under this subsection, the Custodian may in good faith rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care and good faith. Based such information, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on prompt written notice to Customer from time to time.)

2.17	Securities Entitlement Orders.

Bank shall at all times be bound by Instructions (except as otherwise herein provided) as to Securities Entitlements of Customer and shall not permit, honor or act upon any prior, equal or contemporaneous claim to or instructions or orders of any kind with respect to Financial Assets or cash by or from any other person or entity of any kind, and shall keep all Financial Assets and cash at all times free from all security interests, charges, claims, mortgages, pledges or other liens, restrictions or encumbrances other than those arising in connection with Bank’s settlement of transactions pursuant to this Agreement and other charges and payments due to or by Bank as permitted by this Agreement.

2.18	Confirmations.

Bank shall send Customer confirmations of transfers to and from the Accounts no later than 4:30 p.m. Eastern Standard Time on each Business Day.

3. INSTRUCTIONS

3.1	Acting on Instructions; Unclear Instructions.

(a) Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement, provided that Bank shall not be indemnified against or held harmless from any liability arising out of Bank’s negligence, bad faith, fraud or willful misconduct.

(b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank will not be liable for any loss arising from any delay while it, using reasonable care and good faith, seeks such clarification or confirmation and it documents that it sought clarification or confirmation.

(d) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order, provided that such information is not incomplete or incorrect on its face. Subject to the foregoing, Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

(e) Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as Bank shall make available to Customer from time to time unless Customer shall elect to transmit such Instruction in accordance with Subsections (i) through (iii) of this Section.

(i)	Instructions may be transmitted through a secured or tested electro-mechanical means identified by Customer or by an Authorized Person entitled to give Instruction and acknowledged and accepted by Bank, it being understood that such acknowledgment shall authorize Bank to accept such means of delivery but shall not represent a judgment by Bank as to the reasonableness or security of the means utilized by the Authorized Person.

(ii)	Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

(iii)	Instructions may also be transmitted by another means determined by Customer or Authorized Persons and acknowledged and accepted by Bank (subject to the same limits as to acknowledgements as are contained in Subsection (i), above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections (i) through (iii) above, it shall be the responsibility of Bank to use reasonable care to adhere to any security or other procedures established in writing between Bank and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that Bank cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that Bank shall not be liable for losses or expenses incurred through actions taken in reasonable, good faith reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. Customers Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of a means of delivering Instructions for purposes of this Section 3.1.

(f) The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in Customer’s Financial Assets and upon any delivery and transfer of any Financial Asset or moneys, the person initiating the Instruction shall give Bank an Instruction with appropriate detail, including, without limitation:

(i)	The transaction date and the date and location of settlement;

(ii)	The specification of the type of transaction;

(iii)	A description of the Financial Assets or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, Bank shall inquire to Customer as to any inconsistency between such identifying number and any name of the security contained in the Instruction; and

(iv)	The name of the broker or similar entity concerned with execution of the transaction.

3.2	Confirmation of Oral Instructions/Security Devices.

Any Instructions delivered to Bank by telephone will promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked “Confirmation.” Bank will not be liable for having followed such telephonic Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone Instructions received, provided that Bank shall have exercised reasonable care in following such Instructions. In the event of a discrepancy between Instructions and a subsequent confirmation, Bank will promptly notify Customer of such discrepancy. Either party may record any of their telephonic communications. Customer will comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions. Customer will be responsible for safeguarding any test keys, identification codes or other security devices that Bank will make available to Customer or any Authorized Person.

3.3	Instructions; Contrary to Law/Market Practice.

Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or universal market practice and will promptly so notify Customer, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-off Times.

Bank has established cut-off times for receipt of some categories of Instruction, which are consistent with industry standards for the receipt of such instructions and which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the Business Day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next Business Day and the execution of any Instruction received by Bank after such deadline (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

Customer will pay Bank for its services hereunder the fees set forth in Schedule A hereto, which may be amended in writing by the parties from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses not otherwise described in Schedule A including, but not limited to charges, fees, costs and expenses in connection with new markets, changes in applicable law and/or regulations or as may otherwise be reasonably incurred by Bank. Any such out-of-pocket expenses or incidental expenses will be disclosed and agreed to by Customer, if practicable, prior to any actions being taken by Bank that would cause such expense to be incurred.

4.2	Overdrafts.

If a debit to any currency in the Cash Account results in a debit balance in that currency, then Bank will immediately notify Customer and may, in its discretion, (i) Advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an Advance, the Advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time to customers similar to Customer, for such overdrafts, from the date of such Advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Cash Account.

Custodian may, after reasonable notice to Customer and opportunity to satisfy any payment obligation, set off any payment obligation owed to it by Customer under this Section 4.2 against Customer’s Cash Account, regardless of currency involved. If, after set off against Customer’s Cash Account, there remains a debit balance under this Section 4.2, then, with respect to Financial Assets in the Securities Account and without prejudice to Bank’s rights as a Securities Intermediary under New York law (including, but not limited to, under the Uniform Commercial Code), upon written notice to Customer, Bank shall be entitled to withhold delivery of such Financial Assets against settlement of pending trades, sell or otherwise realize any such Financial Assets and to apply the proceeds in satisfaction of any such payment obligation, provided that the foregoing is not prohibited by applicable law or regulations. For the avoidance of doubt, Financial Assets of Customer that are held by the Bank hereunder will not be subject to any right, charge, security interest, lien or claim of any kind in favor of Bank or its creditors except a claim for payment for their safe custody or administration.

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories.

(a) Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets and cash with Subcustodians, being at the date of this Agreement the entities listed in Schedule 2. Bank, as Customer’s Foreign Custody Manager, will maintain the standards required by Rule 17f-5 in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets and cash with, and hold Financial Assets and cash in, any Reported Depository or “other U.S. Securities Depository.” Customer will provide Bank with such documentation or acknowledgements that Bank may reasonably require to hold the Financial Assets and cash in such Securities Depositories.

(b) Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent on behalf one or more customers, the Securities shown on the Subcustodian’s account at such

Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c) Without limiting the obligations of Bank under Section 2.16, Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss it believes to be due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action, provided, however, that Bank will reasonably cooperate with Customer in any such proceeding or similar action taken by Customer.

5.2	Liability for Subcustodians.

(a) Subject to Section 7.1(b), Bank will be liable for Liabilities incurred by, imposed on or asserted against Customer that result from the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market for Institutional Clients or from the fraud or willful misconduct or default of such Subcustodian in the provision of custodial services by it. The liability of Bank in respect of countries and Subcustodians designated by Bank, from time to time on Schedule 2 hereto shall be subject to the additional condition that Bank actually recovers such loss or damage from the Subcustodian. Bank shall at the request of Customer take reasonable steps to pursue its rights against any Subcustodian for the benefit of Customer; Customer shall reimburse the Bank upon request for reasonable attorneys fees and expenses incurred by the Bank in doing so.

(b) Subject to Section 5.1(a) and without limiting the Bank’s responsibilities under Section 7.1(b), Bank will not be responsible for the insolvency of any Subcustodian or an Affiliated Subcustodian.

(c) Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt written notice of any such action, which will be advance notice if practicable. Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

(d) Customer shall be responsible for informing Bank sufficiently in advance of a proposed investment which is to be held in a country in which Bank has no Subcustodian that is authorized to act so that Bank shall have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event Bank is unable to establish such arrangements prior to the time the investment is to be acquired, Bank may either refuse to settle the transaction or designate a local safekeeping agent with Customer’s consent. Use of the local safekeeping agent shall be at the sole risk of Customer, except to the extent that a Loss incurred by Customer is caused by, or results from, the negligence, willful misfeasance or willful misconduct of Bank; provided, however, that Bank shall take all reasonable steps to enforce such rights as it may have against such safekeeping agent to protect the interests of

Customer. Subject to the foregoing exceptions, Bank shall be responsible to Customer for the actions of such agent if and only to the extent Bank shall have recovered from such agent for any damages caused Customer by such agent.

(e) Nothing in this Section 5.2 will limit any liability of the Bank for its negligent bad faith or willful misconduct.

5.3	Liability of Foreign Subcustodians.

Each agreement pursuant to which the Bank employs a foreign Subcustodian shall, to the extent possible, require the foreign Subcustodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Bank from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the foreign Subcustodian’s performance of such obligations. Without in any way limiting any rights of Customer under applicable law, if permitted under the terms of the applicable subcustodian agreement and at Customer’s election, it shall be entitled to be subrogated to the rights of the Bank with respect to any claims against a foreign Subcustodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Customer has not been made whole for any such loss, damage, cost, expense, liability or claim.

5.4	Use of Agents.

(a) Bank may provide certain services under this Agreement through third parties, which may be Affiliates. Nevertheless, Bank will be liable for the performance of any such service provider selected by Bank to the same extent as Bank would have been liable if it performed such services itself.

(b) In the case of the sale under Section 2.7(c) of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that Bank has established a program for such trading with such Affiliate. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and Bank.

(a) Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to incur indebtedness as contemplated by this Agreement, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; and (iv) it is organized under the laws of, and its principal offices, are located in, the Cayman Islands.

(b) Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it has not relied on any oral or written representation made by Customer or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Customer; and (iv) it is qualified to act as a custodian for investment companies registered under the 1940 Act and shall conduct its activities hereunder in compliance with the requirements for investment companies of Section 17(f) of the 1940 Act and the rules and regulations thereunder.

Each party may rely upon the above or the certification of such other facts as may be required to perform its obligations hereunder.

6.2	Provision of Additional Information.

Upon request, each party will promptly provide to the other such information about itself and its financial status as the other party may reasonably request.

6.3	Customer is Liable to Bank Even if it is Acting for Another Person.

If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

7. WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability.

(a) The Customer is a subsidiary of an entity registered with the SEC under the 1940 Act. The Bank agrees to perform its obligations hereunder as if the Customer itself were so registered, and shall create and maintain in accordance with the 1940 Act and other applicable law any and all records relating to the services to be performed hereunder that it would be required to create and maintain under Section 31(a) of the 1940 Act or Rule 31a-1 or otherwise under the 1940 Act if the Customer were so registered; provided however that the Bank shall otherwise keep such records in the form and manner it deems advisable. All such records shall be for the use of the Bank in performing the services hereunder. Such records may be inspected by the Customer or its agents during regular business hours upon reasonable prior notice. The Bank may, at its option at any time, and shall forthwith upon the Customer’s demand turn over to the Customer and cease to retain in the Bank’s files, records and documents created and maintained by the Bank in performance of its service or for its protection, except to the extent that the Bank is required to retain such records in accordance with laws, rules or regulations applicable to it as a Custodian. At the end of the applicable retention period, such documents shall, at the Customer’s option, either be turned over to the Customer or destroyed in accordance with the Customer’s authorization. Bank will use reasonable care and good faith under the facts and circumstances prevailing in the market where the performance of its obligations under this Agreement is effected. Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied the standards set forth in Sections 2.15 and 2.16 and its obligation of reasonable care and good faith.

(b) Bank will be liable for Customer’s Liabilities to the extent they result from (i) negligence, bad faith or willful misconduct of Bank, or any of its officers, partners, employees or agents, in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a), (ii) breach of any warranty or representation made under this Agreement or (iii) violation of Applicable Law. In the event of a loss of Financial Assets for which loss Bank is responsible under the terms of this Agreement, Bank shall replace such Financial Asset, or in the event that such replacement cannot be effected, Bank shall pay to Customer the fair market value of such Financial Asset based on the last available price as of the time such loss was discovered or at such other prior time as it can be determined that the loss actually occurred. Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and even if Bank has been advised of the possibility of such damages, and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

(c) Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees to the extent in connection with or arising out of (i) Bank’s performance under this Agreement, provided the Bank Indemnitees have not breached its obligations hereunder, or acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any action or omission taken by Bank or such Bank Indemnitees in accordance with any Instructions or other directions of Customer on which Bank is authorized hereunder to rely. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 or 7.1 of this Agreement.

(d) Without limiting Sub-sections 7.1(a), (b) or (c), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions, except as provided in Section 3.2, provided that the Instructions are not clearly incorrect on their face; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.6(b) of this Agreement; (iv) except as may otherwise be required by Sections 2.15 or 2.16, evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed by an Authorized Person to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

(e) Bank will indemnify the Customer Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Customer Indemnitees to the extent directly resulting (i) any Bank Indemnitee’s negligence, fraud or willful misconduct in Bank’s performance under this Agreement in connection with the Liabilities in question or (ii) any action or omission taken by Bank or such Bank Indemnitees not in accordance with any Instructions or other directions of Customer on which Bank is authorized hereunder to rely.

(f) Promptly after receipt by one party (the “indemnified party”) hereto of notice of commencement of any action that may be subject of a claim for indemnification hereunder, such indemnified party will notify the other party (the “indemnifying party”) of the commencement thereof; but the omission so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have otherwise than under this Agreement. If any such action is brought against an indemnified party, and it has notified the indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that such indemnifying party may wish, assume the defense thereof; provided, that in the case of any claim that an indemnified party deems significant, such indemnified party shall have the right to consent to the indemnifying party’s choice of counsel in its defense of such action, such consent not to be unreasonably withheld. After notice from an indemnifying party of its intention to assume the defense of an action, the indemnified party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to the indemnified party under this section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall in no case confess any claim or make any compromise in any case in which an indemnifying party is asked to indemnify an indemnified party except with the indemnifying party’s prior written consent.

7.2	Force Majeure.

Bank will maintain and update from time to time policies and procedures reasonably designed to ensure the continuation and recovery of its custody business in the event of a disaster or other event beyond its control and will be liable to Customer for any Liabilities it incurs resulting from or caused by Bank’s failure to do so. Without limiting the foregoing, Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, wind damage, explosion, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, any interruption of the power supply or other utility service, any strike or other work stoppage, whether partial or total, any delay or disruption resulting from or reflecting the occurrence of any Country Risk, any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country Risk, any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country Risk, or any cause beyond the reasonable control of Bank, provided, however, that the exculpation from liability provided by this sentence shall not apply to any damage, loss, expense or liability resulting from Bank’s negligence, willful misconduct or bad faith and shall not apply to the extent resulting from Bank’s failure to use its diligent efforts to mitigate the effects of such event or occurrence and avoid continuing harm to Customer and to reestablish as soon as practicable its custody business in full operation.

7.3	Bank May Consult With Counsel.

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer for any action reasonably taken or omitted pursuant to such advice of which it promptly notifies Customer.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result.

Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Upon Customer’s request with respect to any transaction, Bank shall disclose the general nature of any such conflict regarding such transaction. Customer further acknowledges that Bank or its Affiliates may be in possession of investment-related information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

7.5	General Limitations on Liability.

Bank shall not be liable for any loss, claim, damage or other liability to the extent arising from the following causes:

(i)	The failure of any third party (other than a Subcustodian designated by Bank as provided in Section 5.2 hereof) including: (a) any issuer of Financial Assets or Book-Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Financial Assets, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) Investment Advisor, foreign custody manager or other agent of Customer (other than Bank); or (d) other third parties similarly beyond the control or choice of Bank.

(ii)	Bank may rely upon information received from issuers of Financial Assets or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that Bank has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

(iii)	Action by Bank or a Subcustodian in accordance with an Instruction and the provisions of this Agreement, even when such action conflicts with, or is contrary to any provision of, Customer’s declaration of trust, certificate of incorporation or by-laws or other constitutive document, Applicable Law, or actions by the trustees, directors or shareholders of Customer.

(iv)	The limitations inherent in the rights, transferability or similar investment characteristics of a given Financial Asset of Customer;

provided, however, that the exculpation from liability provided by clause (iv) of this sentence shall not apply to any damage, loss, expense or liability incurred by Customer with respect to an impairment of Customer’s rights in and/or the transferability and other characteristics of a Financial Asset which result from Bank’s negligence, willful misconduct or bad faith.

8. TAXATION

8.1	Taxes.

(a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority in respect of Customer’s Accounts; provided that such cash shall be paid to such revenue or governmental authority or set aside in a separate account of Customer for such purpose.

(b) Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation.

(c) Customer will be responsible for the payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on Customer’s Financial Assets, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, except to the extent arising from Bank’s negligence, willful misconduct or bad faith.

8.2	Tax Reclaims.

(a) Subject to the provisions of this Section and upon receipt of an instruction from Customer, Bank will apply for, or assist Customer in applying for, a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Customer believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section. Notwithstanding any minimum threshold set by Bank, Bank will file, or assist Customer in filing, a tax reclaim or application for reduction of withholding if requested by Customer.

(b) The provision of a tax reclaim assistance service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation requested by Bank (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c) Bank will perform tax reclaim assistance services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

(d) Customer confirms that Bank is authorized to disclose any information required by any revenue authority or any governmental entity with appropriate jurisdiction in relation to the processing of any tax reclaim.

9. TERMINATION

This Agreement will continue until terminated by either Bank giving to Customer, or Customer giving to Bank, a notice in writing specifying the date of termination, which date shall be not less than 60 days after the date of giving such notice. If Customer gives notice of termination, Customer shall designate a successor custodian or custodian to whom Bank must deliver the Financial Assets and cash and all records of Customer with respect thereto and to its services hereunder. If Bank gives notice of termination, Customer shall, within sixty days of the notice, notify Bank as to identity of the successor custodian or custodians. Upon the date of termination specified in the notice, this Agreement shall terminate, and Bank shall deliver the Financial Assets and cash to the successor custodian(s). If a successor custodian is not designated by Customer in accordance with the foregoing, Bank shall, upon the date of termination specified in the notice of termination, deliver the Financial Asset and cash to Customer. Bank agrees to cooperate with Customer in the execution of documents and performance of other actions reasonably necessary or desirable in order to substitute the successor custodian for Bank under this Agreement.

Except to the extent not permitted under applicable law or regulations, Bank will be entitled to deduct any undisputed amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of undisputed amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10. MISCELLANEOUS

10.1	Notices.

Notices (other than Instructions) will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns; Amendments.

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement or otherwise modify any provision of this Agreement without the prior written consent of the other party.

10.3	Interpretation.

Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement.

(a) The following Rider(s) are incorporated into this Agreement:

☒    Funds Transfer Services Schedule to Custodian Agreement;

☒    Electronic and Online Services Schedule.

(b) This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5	Insurance.

Bank will not be required to maintain any insurance coverage for the benefit of Customer.

10.6	Governing Law and Jurisdiction.

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.7	Severability; Waiver; and Survival.

(a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) Each party’s rights, protections, and remedies under this Agreement shall survive its termination.

10.8 Counterparts.

  This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.9 No	Third Party Beneficiaries.

  A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.10 Confidentiality.

  Bank represents and warrants that it has policies and procedures to ensure the confidentiality of Customer’s confidential information. Bank shall maintain all information regarding Customer’s Securities, Securities Account, Financial Assets or cash under this Agreement in accordance with Bank’s policies regarding the disclosure of portfolio information and shall not disclose any such information, except as permitted in such policies and as is reasonably necessary to provide services to Customer, as required by law or regulation or the organizational documents of the issuer of any Financial Asset, or otherwise with the consent of Customer. At Customer’s request, but not more often than once per year, Bank will provide Customer or its designated representatives with written confirmation as to Bank’s compliance with its confidentiality and privacy obligations under this Agreement.

10.11 Limited	Obligations; 1940 Act.

  (a) With respect to a Customer organized as a Cayman Islands exempt limited company, Bank acknowledges that the obligations of or arising out of this Agreement with respect to such Customer are not binding upon any of such Customer’s Directors, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Customer in accordance with its proportionate interest hereunder.

  (b) The Customer is a subsidiary of an entity registered with the SEC as an investment company under the 1940 Act. The rights and obligations of the parties under this Agreement shall be determined for all purposes as if the Customer were itself so registered and entitled to the benefits thereof. Without limiting the generality of the foregoing, Bank shall perform its obligations hereunder in conformity with Section 17(f) under the 1940 Act and the rules thereunder.

10.12 Tape-recording.

  Customer on behalf of itself and its customers authorizes Bank to tape record any and all telephonic or other oral instructions given to Bank by or on behalf of Customer, including from any Authorized Person. Bank on behalf of itself and its employees authorizes Customer to tape record any and all telephonic conversations between Bank and Customer, including from any Authorized Person. This authorization will remain in effect until and unless revoked by Customer or Bank in writing. Customer and Bank further agrees to solicit valid written or other consent from any of its respective employees with respect to telephone communications to the extent such consent is required by Applicable Law.

MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD.

By:	/s/ Richard J. Byrne
Name:	Richard Byrne
Title:	Director

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Senior Vice President and
Head of Relationship Management

Schedule 1

Information Regarding Country Risk

1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable), provided that Bank has received such information from its Eligible Foreign Custodian in such country:

	A	Opinions of local counsel concerning:

☒	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

☒	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

☒	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

	B.	Written information concerning:

☒	i.	The foreseability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

☒	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2. To aid Customer in monitoring Country Risk, Bank shall furnish the following additional information:

Market flashes, including with respect to changes in the information in market reports.

Schedule 2

LIST OF COUNTRIES and SUBCUSTODIANS

FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. Execution of Payment Orders. Brown Brothers Harriman & Co. (Bank) is hereby instructed by MassMutual Select Cayman Global Allocation Fund I, Ltd. (Customer) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by Bank in Customer’s name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of November 14, 2011 by and between Bank and Customer, as amended or restated from time thereafter (the Agreement), provided that Customer has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by Bank in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of Customer as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by Customer or is verified by Bank in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to Bank in the name of Customer or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable Bank to process such transfer.

2. Security Procedure. Customer hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by Bank to verify the authenticity of a payment order or a communication amending or canceling a payment order. Bank will act on instructions received provided the instruction is authenticated by the Security Procedure. Customer agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by Customer to Bank, (ii) all of the security procedures offered to Customer by Bank, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to Bank. Customer hereby elects (please choose one) the following Security Procedure as described below:

☐	BIDS and BIDS Worldview Payment Products. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. Bank and Customer shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. Bank will act on instructions received through BIDS without duty of further confirmation unless Customer notifies Bank that its password is not secure.

☒	SWIFT. Bank and Customer shall comply with SWIFT’s authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

☐	Tested Telex. Bank will accept payment orders sent by tested telex, provided the test key matches the algorithmic key Bank and Fund have agreed to use.

☐	Computer Transmission. Bank is able to accept transmissions sent from Customer’s computer facilities to Bank’s computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between Bank and Customer.

☒	Telefax Instructions. A payment order transmitted to Bank by telefax transmission shall transmitted by Customer to a telephone number specified from time to time by Bank for such purposes. If it detects no discrepancies, Bank will follow one of the procedures below.

1.	If the telefax requests a repetitive payment order, Bank may call Customer at its last known telephone number, request to speak to Customer or Authorized Person, and confirm the authorization and the details of the payment order (a Callback); or

2.	If the telefax requests a non-repetitive order, Bank will perform a Callback.

All faxes must be accompanied by a fax cover sheet which indicates the sender’s name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

☐	Telephonic. A telephonic payment order shall be called into Bank at the telephone number designated from time to time by Bank for that purpose. The caller shall identify herself/himself as an Authorized Person. Bank shall obtain the payment order data from the caller. Bank shall then:

1.	If a telephonic repetitive payment order, Bank may perform a Callback; or

2.	If a telephonic non-repetitive payment order, Bank will perform a Callback.

In the event Customer chooses a procedure which is not a Security Procedure as described above, Customer agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by Bank in compliance with the procedure selected by Customer.

3. Rejection of Payment Orders. Bank shall give Customer timely notice of Bank’s rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event Bank fails to execute a properly executable payment order and fails to give Customer notice of Bank’s non-execution, Bank shall be liable only for Customer’s actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, Bank shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if Bank has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by Bank to Customer pursuant to this Funds Transfer Services Schedule, such compensation will be payable as specified in UCC 4A.

4. Cancellation of Payment Orders. Customer may cancel a payment order but Bank shall have no liability for Bank’s failure to act on a cancellation instruction unless Bank has received such cancellation instruction at a time and in a manner affording Bank reasonable opportunity to act prior to Bank’s execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. Responsibility for the Detection of Errors and Unauthorized Payment Orders. Except as may be provided, Bank is not responsible for detecting any Fund error contained in any payment order sent by Customer to Bank. In the event that Customer’s payment order to Bank either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. Bank shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless Customer so notifies Bank within thirty (30) business days following Customer’s receipt of notice that such payment order had been processed. If a payment order in the name of Customer and accepted by Bank was not authorized by Customer, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. Laws and Regulations. The rights and obligations of Bank and Customer with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of Customer.

7. Miscellaneous. All accounts opened by Customer or its authorized agents at Bank subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8. Indemnification. Bank does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, CUSTOMER AGREES TO INDEMNIFY

BANK AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM.

OPTIONAL: Bank will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2 above. CUSTOMER MAY, AT ITS OWN RISK AND BY HEREBY AGREEING TO INDEMNIFY BANK AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM, ELECT TO WAIVE A CALLBACK BY BANK BY INITIALING HERE:

The undersigned acknowledges that (I/we) have received a copy of this document.

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.		MASSMUTUAL SELECT CAYMAN GLOBAL ALLOCATION FUND I, LTD.

By:	/s/ Hugh Bolton	By:	/s/ Richard J. Byrne
Name:	Hugh Bolton	Name:	Richard Byrne
Title:	Senior Vice President and Head of Relationship Management	Title:	Director
Date:	November 14, 2011	Date:	November 14, 2011

Appendix A

CLASS ACTIONS SERVICES

1.	Services. The Bank shall perform only those services set forth on Appendix A-2 attached hereto (the “Services”) with respect to the Customer’s account(s) listed on Appendix A-1, as the same may from time to time be added or amended in a writing signed by both parties to this Agreement. Services shall not include: (i) completing, executing and filing documentation required for the Customer’s participation in a class action as a lead plaintiff or representative party; (ii) representing the Customer in class action litigation such as court hearings or discovery proceedings by personal appearance or otherwise; (iii) retroactively seeking recovery on behalf of the Customer with respect to class actions (a) arising prior to the Bank’s engagement by the Customer, or (b) whose claim submission deadline has expired due to no fault on the part of the Bank; or (iv) providing legal advice to the Customer as to its rights or interests in any class action. For avoidance of doubt, the Customer acknowledges that the Bank will not be providing legal services in connection with the provision of the Services, and the Services are administrative in nature and include those set forth in the attached Schedule. The Bank shall perform the Services regardless of the Customer’s anticipated financial recovery.

The Customer acknowledges that the judicial process related to class action litigation and claims processing is unpredictable, subject to counterclaims, and subject to unforeseen delays. As such, the Customer acknowledges that the timing of any payments or receipt of any amounts due under any settlement is unpredictable and subject to appeal, counterclaim and reclaim prior to any final adjudication or settlement of any class action litigation. The Customer further acknowledges that the Bank is not responsible for the calculation of receivables and may conclusively rely upon the claim administrator in connection with any such calculation.

2.	Delivery of Documents and Power of Attorney. The Customer shall deliver to the Bank the Power of Attorney in the form attached hereto as Appendix A-4 and any documentation or information reasonably requested by the Bank to enable it to perform the Services or to comply with applicable laws, regulations and standard market practice.

3.	Procurement of Information and Other Responsibilities of the Customer. The Customer shall assist the Bank in obtaining access to information in connection with class actions when the Customer’s authorization is required to permit the Bank to access such information. The Customer shall, upon request by the Bank, promptly provide any information and supporting documentation reasonably required for the submission of any claim to the extent that such information and documentation is not in the Bank’s possession or available to the Bank from the Approved Class Action Information Sources. The Customer shall also perform the responsibilities listed in Appendix A-3 to this Agreement. The Bank shall submit claims pursuant to the attached Appendix A-2 on a timely basis using the information in its possession, even if it has not received all information requested from the Customer or other parties. Accordingly, the Bank shall not be responsible for rejection of such claim due to insufficient information. The Customer and the Bank may from time to time establish written procedures as may be reasonably required to facilitate the Bank’s receipt and processing of such information.

4.	Representations and Warranties. The Customer represents and warrants to the Bank that: (i) all information and documentation provided to the Bank by the Customer will comply with applicable laws and regulations, with agreements between the Customer and third parties, and other obligations binding upon the Customer; (ii) the Customer has the authority and applicable licenses to provide such information and documentation to the Bank for this purpose; and (iii) the Customer shall use any class action information provided to it by the Bank only for such purposes as may be contemplated under this Agreement and shall not intentionally redistribute or share the information with any third party.

5.	Reliance. The Bank shall perform the Services in conclusive reliance on information actually received from or contained in the Approved Class Action Information Sources, and shall not be responsible for providing Services with respect to any class action as to which it cannot reasonably determine eligibility from the data actually known to it or available to it from the Approved Class Action Information Sources. The Bank shall be entitled to rely upon any instruction or class action related data received from the Customer or any other Approved Class Action Information Source.

6.	Limitations on Liability. The Bank shall not be held accountable or liable to the Customer or any third party if the Bank is unable to perform its responsibilities in accordance with this Agreement as a result of any errors in the Services based upon or arising out of information received in a timely or untimely manner by the Bank from an Approved Class Action Information Source, or the suspension, discontinuance or termination of the transmission of information by Approved Class Action Information Sources for any reason due to no fault on the part of the Bank, provided the Bank shall have made reasonable commercial efforts to procure such transmission. Nevertheless, the Bank acknowledges that it will be responsible for accurately and timely submitting the claims information that it does receive from Approved Class Action Information Sources or itself possesses; provided however, that the Customer hereby acknowledges and agrees that the Bank shall neither guarantee nor make any warranties with respect to the Approved Class Action Information Sources and to the accuracy or completeness of their information or the success of such claim.

Appendix A-1

Customer’s Accounts

MassMutual Select Cayman Global Allocation Fund I, Ltd.

Appendix A-2

Services

The term “class action” in this Schedule shall include, without limitation, lawsuits against a company by one or more investors representing the interest of other investors, or proceedings by a regulator that result in a settlement pool or judgment pool of money or other valuable property available to such investors.

The Bank shall perform the following Services:

A.	Upon receipt of a class action notification from an Approved Class Action Information Source (as defined below), or other additional source which may be used by the Bank, or the Bank’s otherwise having actual notice of a class action, the Bank shall review the Customer’s custody records to determine whether the Customer has an interest with respect to the class action. The Customer hereby acknowledges and agrees that the Bank does not guarantee and makes no warranties whatsoever, with respect to the Approved Class Action Information Sources or for the accuracy or completeness of information provided by them.

B.	The Bank will provide the Customer with a summary of each class action notification that it identifies as pertinent to the Customer for informational purposes only.

C.	The Bank shall complete and file the required claim forms for the particular class action on behalf of all relevant Customer accounts insofar as they relate to a transaction or holding for which the Bank acts or acted as custodian using information from the Approved Class Action Information Sources. The Bank shall provide all information requested by the authorized administrator for each class action that the Bank has in its possession, regardless of scope and format. The Bank will escalate questions or problems relating to a submission or anticipated submission to the Customer in time for the Customer to address or correct them (e.g., questions concerning inactive subaccounts, holdings data).

D.	The Bank shall report to the Customer on a periodic basis any information received in connection with the status of any such claims.

E.	Upon receipt of any proceeds in connection with any class action settlement, the Bank shall credit the appropriate custody account, and notify the Customer of the credit on a same-day basis whenever possible.

“Approved Class Action Information Sources” shall mean:

For Holdings:

Bank Custody Records

Information provided to the Bank by the Customer

For Class Action Information:

Xcitek

DTCC LENS

Investment Advisor of Customer

BANK Sub-Custodian Network

In addition to the Approved Class Information Action Sources, the Bank may in its discretion, utilize other additional information sources from time to time for the purpose of obtaining class action information and will use other sources if and to the extent that any of the foregoing become unavailable to it (but use of any such of the information sources shall be in addition to the use of the Approved Class Action Information Sources that are then available).

Appendix A-3

The Customer’s Responsibilities

1) The Customer will provide the Bank with class action notices of which the Customer becomes aware if Customer has reason to believe that the Bank is not aware of such notices.

2) The Customer will at the Bank’s reasonable request complete any required documentation in order for the Bank to credit class action proceeds received in physical security form into the Bank’s vault.

Appendix A-4

Power of Attorney

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that MassMutual Select Cayman Global Allocation Fund I, Ltd. (the “Company”), does hereby make, constitute and appoint Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the “Attorney”), and all authorized employees, its true and lawful attorney-in-fact for the Cmpany and in its name, place and stead to represent the Company in the following manner but in no other way and with no other authority other than the authority specifically set forth below:

(a)	The Attorney may on the Company’s behalf and in the Company’s name complete, execute and deliver claim documentation in connection with shareholder class action lawsuits pertaining to the Company’s investments; and

(b)	The Attorney may sign, seal, execute, deliver and to do such agreements, receipts, releases, discharges, instruments, acts and things as may be necessary in relation to the powers hereby granted as the Attorney may deem fit.

The Company hereby undertakes for itself and its successors and assigns to ratify and confirm everything that our said Attorney shall have so far done or do or purport to do by virtue of and in accordance with these presents.

This Power of Attorney shall continue in effect until revoked in writing by the Company. This Power of Attorney shall be governed by and construed under the laws of the State of New York.

In witness whereof we have hereunto set our hand this 14th day of November 2011.

MassMutual Select Cayman Global Allocation Fund I, Ltd.

By:	/s/ Richard J. Byrne
Name:	Richard Byrne
Title:	Director

ELECTRONIC AND ON-LINE SERVICES SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of November 14, 2011, (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us our) and MassMutual Select Cayman Global Allocation Fund I, Ltd. (you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of November 14, 2011 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.	General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1	BIDS® and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2	F/X WorldView, a system for executing foreign exchange trades;

1.3	Fund WorldView, a system for receiving fund and prospectus information;

1.4	BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5	ActionViewSM, a system for receiving certain corporate action information;

1.6	Risk View, an interactive portfolio risk analysis tool; and

1.7	Such other services as we shall from time to time offer.

2.	Security / Passwords.

2.1	A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2	You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3	We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.	Instructions.

3.1	Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.	You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

c.	From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys’, accountants’, consultants’, or experts’ fees and disbursements) that you experience due to such a delay.

4.	Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.	Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code). You agree to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.	Indemnification.

For avoidance of doubt, you hereby agree that the provisions in the Related Agreement(s) related to your indemnification of us and any limitations on our liability and responsibilities to you shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or gross negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.	Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.	Term/Termination.

8.1	This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

8.2	We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.	Miscellaneous.

9.1	Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2

Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3	Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

9.4	Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

The undersigned acknowledges that (I/we) have received a copy of this document.

MassMutual Select Cayman Global Allocation Fund I, Ltd. (“you”)

By:	/s/ Richard J. Byrne
Name:	Richard Byrne
Title:	Director
Date:	November 14, 2011